Exhibit 99.1

Schnitzer Announces First Quarter Fiscal 2017 Preliminary Results, Market Update and Earnings Date

First Quarter Earnings Conference Call January 5, 2017, 11:30 a.m. Eastern

PORTLAND, Ore.--(BUSINESS WIRE)--December 19, 2016--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) announced preliminary results for its first quarter of fiscal 2017 ended November 30, 2016. Schnitzer expects to report a first quarter loss per share from continuing operations in the range of $0.05 - $0.08 and an adjusted loss per share from continuing operations in the range of $0.03 - $0.06. As anticipated, reported and adjusted first quarter results include additional operating costs in the Steel Manufacturing Business (SMB) of approximately $2.5 million, or $0.09 per share, resulting from outages for a major equipment upgrade and maintenance downtime. First quarter consolidated results are expected to be significantly improved compared to the prior year first quarter results of a $0.19 loss per share from continuing operations and a $0.13 adjusted loss per share from continuing operations. For a reconciliation of adjusted results to GAAP, see the table provided in the Non-GAAP Financial Measures section.

For the first quarter of fiscal 2017, Auto and Metals Recycling (AMR) is expected to generate operating income in the range of $11 - $13 million, or operating income per ferrous ton of $14 - $16, which would represent its best first quarter performance in the last five years. AMR’s operating income is anticipated to be lower sequentially, primarily due to reduced seasonal sales volumes and a lower price environment for shipments in the quarter. Compared to last year's first quarter operating income of $2 million, or operating income per ferrous ton of $3, AMR’s first quarter operating income is expected to be substantially higher, primarily due to approximately $5 million of increased benefits from cost savings and productivity initiatives, approximately 9% higher average ferrous selling prices, and approximately 3% higher ferrous sales volumes. AMR's expected first quarter results include an estimated $2 million adverse impact from average inventory accounting. This compares to an estimated $7 million adverse impact in the prior year first quarter.

During the quarter, SMB completed a major equipment upgrade to its rolling mill which, together with maintenance outages, increased operating costs by approximately $2.5 million. As a result, SMB is expected to report an operating loss of approximately $3 million, reflecting the higher operating costs as well as lower average selling prices and volumes, which were down from the prior year quarter by approximately 11% and 18%, respectively, primarily due to the continued adverse impact of lower-priced finished steel imports.

Consolidated financial performance is expected to include Corporate expense of approximately $9 million and an effective tax rate of approximately 9%. Operating cash flow is expected to be positive and total debt was $188 million as of the end of the first quarter of fiscal 2017.

Market Update

Demand for recycled metals, which began strengthening toward the end of October, has continued improving into December which the Company anticipates will benefit shipments in the second quarter. The Company currently expects AMR’s operating income for the second quarter to increase sequentially and from the prior year quarter, reflecting expected higher ferrous average selling prices and sales volumes, and an anticipated favorable impact from average inventory accounting, as well as the planned continuing benefits from cost reduction and productivity initiatives. The Company currently expects SMB’s second quarter performance to improve sequentially, reflecting expected higher selling prices, partially offset by expected increases in raw material costs and a ramp-up in production following the completion of the major equipment upgrade. The Company will discuss its second quarter outlook on its quarterly conference call.

The preliminary information provided above is based on the Company’s current estimate of its financial results for the first quarter ended November 30, 2016, and remains subject to change based on ongoing review of the Company’s first quarter financial results.

The Company will report the financial results for its first quarter ended November 30, 2016, on Thursday, January 5, 2017. The Company will webcast a conference call to discuss these results at 11:30 a.m. Eastern time on the same day. The webcast of the call and the accompanying slide presentation may be accessed on Schnitzer’s website under the Investor section Event Calendar at www.schnitzersteel.com/events. The call will be hosted by Tamara L. Lundgren, President and Chief Executive Officer, and Richard D. Peach, Senior Vice President, Chief Financial Officer and Chief of Corporate Operations.

Replay Information

Toll Free Dial: (855) 859-2056

Toll Free International Dial: (404) 537-3406

Conference ID: 35611782

Replay Available: 1/5/2017 to 1/10/2017

Non-GAAP Financial Measures

This press release contains expected performance based on adjusted earnings per share from continuing operations attributable to SSI, which is a non-GAAP financial measure as defined under SEC rules. As required by SEC rules, the Company has provided reconciliations of this measure for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing adjusted non-GAAP financial measures provides a meaningful presentation of our results from business operations excluding adjustments for other asset impairment charges, restructuring charges and other exit-related activities, recoveries related to the resale or modification of previously contracted shipments, and income tax expense (benefit) associated with these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. This non-GAAP financial measure also excluded the impact on operating results in fiscal 2015 from the resale or modification of the terms, each at significantly lower prices due to sharp declines in selling prices, of certain previously-contracted bulk shipments for delivery during fiscal 2015. Recoveries resulting from settlements with the original contract parties, which began in fiscal 2016, are reported within SG&A expense in the quarterly statements of operations and are also excluded from the measure. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measure.

Net Loss Per Share From Continuing Operations Attributable to SSI
	Quarter
	1Q17		1Q16
	High	Low
Net loss per share from continuing operations attributable to SSI, per share	$(0.05)	$(0.08)	$(0.19)
Other asset impairment charges, per share	0.01	0.01	—
Restructuring charges and other exit-related activities, per share	0.01	0.01	0.07
Recoveries related to the resale or modification of previously contracted shipments, per share	(0.01)	(0.01)	—
Income tax expense (benefit) allocated to adjustments, per share(1)	0.00	0.00	(0.01)
Adjusted diluted earnings per share from continuing operations attributable to SSI(2)	$(0.03)	$(0.06)	$(0.13)

(1) Income tax allocated to the aggregate adjustments reconciling reported and adjusted diluted earnings per share from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.
(2) May not foot due to rounding.

Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company's outlook or expected results, including pricing, sales volumes and profitability; strategic direction; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as "outlook," “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” "will," “could,” “opinions,” “forecasts,” "projects," "plans," “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in our quarterly reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the cyclicality and impact of general economic conditions; instability in international markets; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and joint venture investment impairment charges; the realization of expected benefits or cost reductions associated with productivity improvement and restructuring initiatives; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; changes in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; inability to realize expected benefits from investments in technology; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of a cybersecurity incident; costs associated with compliance with environmental regulations; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in the United States with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes auto parts stores and steel manufacturing. The Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
ir@schn.com
www.schnitzersteel.com